UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):
November 2, 2015

ROSS STORES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-14678	94-1390387
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5130 Hacienda Drive, Dublin, California 94568
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(925) 965-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 2, 2015, Brian Morrow accepted an offer from Ross Stores, Inc. (the “Company”) to join the Company as its President and Chief Merchandising Officer, dd’s DISCOUNTS, with an expected start date of December 7, 2015. Mr. Morrow will report to Barbara Rentler, the Company’s CEO.

Mr. Morrow, age 55, previously served as President and Chief Merchandising Officer of Stein Mart, Inc. [NASDAQ: SMRT] since April 2014. He joined Stein Mart in February 2010 as Executive Vice President and Chief Merchandising Officer.

In connection with his employment, Mr. Morrow has entered into an employment agreement that provides for him to serve an initial term through March 31, 2019 (subject to renewal by mutual agreement), and to receive a salary of $925,000 per year and an annual incentive bonus with a target of 90% of salary. He will receive two initial Restricted Stock Awards, as of his start date and based on the closing price of the Company’s common stock on that day, one with a notional value of $5,000,000 (vesting 15% on September 16, 2017, 25% on March 12, 2018, 30% on March 12, 2019, and 30% on March 13, 2020); and another with a notional value of $450,000 (vesting 100% on September 11, 2020), to offset a deferred compensation forfeiture at his prior employer. In addition, Mr. Morrow will receive (i) a signing bonus of $1,000,000, (ii) a relocation bonus of $1,000,000, payable upon purchase of a residence in New York, (iii) other hiring bonuses of $1,000,000 and $850,000, to be paid in calendar year 2015 and calendar year 2017 respectively, to offset bonuses and stock vesting he is foregoing at his prior employer, and (iv) short-term housing, parking, and storage for up to twelve months to facilitate his relocation to New York.

Mr. Morrow’s employment agreement also includes provisions regarding severance benefits (including in the event of termination in conjunction with a change of control), reimbursement of certain estate planning costs, participation in benefit plans, and paid vacation days, on substantially similar terms to those the Company provides to its other senior executive officers, as described in the Company’s Proxy Statement filed with the Securities Exchange Commission on April 8, 2015. The employment agreement also includes provisions regarding non-competition and non-solicitation of Company employees and business counterparties for 24 months following termination, non-disparagement, protection of Company confidential information, potential recoupment by the Company of performance-based compensation received if financial results are subsequently restated, and arbitration of disputes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2015

ROSS STORES, INC.
Registrant

By: /s/K. Jew
Ken Jew
Senior Vice President, General Counsel and
Assistant Corporate Secretary